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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated August 22, 2001 on the December 31, 2000 financial statements of the Pulver.com -- VON Conferences included in this filing on Form 8-K/A by Key3Media Group, Inc.


                                               /s/ Arthur Andersen LLP

Melville, New York
November 12, 2001